UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2008

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 15, 2008, Dr. Mario Ehlers, Chief Medical Officer of Pacific Biometrics, Inc., gave written notice to us of his resignation from our employment, to be effective on August 22, 2008. Dr. Ehlers has served as our Chief Medical Officer since September 2002, and we intend to commence a search for a qualified replacement for him.

In connection with his resignation, we entered into a consulting agreement with Dr. Ehlers pursuant to which he will provide certain ongoing consulting services to us for up to six months. In addition, Dr. Ehlers will continue to serve as the President and a Director of our wholly-owned subsidiary, Pacific Biomarkers, Inc. Our Chief Executive Officer, Ronald R. Helm, will serve as the Chief Executive Officer and a Director of Pacific Biomarkers, Inc.

Item 8.01 Other Events.

On July 31, 2008, we paid in full the remaining outstanding principal balance and accrued interest on our $2.5 million secured convertible note originally issued in May 2004 to Laurus Master Fund, Ltd.

We continue to make regularly scheduled payments of principal and interest on our $1.5 million secured convertible note issued in January 2005 to Laurus Master Fund, Ltd. (the "2005 Note"). The maturity date of the 2005 Note is January 31, 2009, unless repaid earlier.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

August 18, 2008	By:	/s/ Mario R. Ehlers

Name: Mario R. Ehlers
Title: Chief Medical Officer